WINTER SPORTS, INC.
                                 P.O. BOX 1400
                            WHITEFISH MONTANA 59937


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 14, 1997


     The annual meeting of the shareholders of Winter Sports, Inc. will be held at The Big Mountain in the Alpine Lodge Building, approximately 8 miles North of Whitefish, Montana, on Tuesday, October 14, 1997 at 5:45 p.m. for the following purposes:

     1. To elect a board of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     2.  To ratify the selection of independent accountants.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The board of directors has fixed the close of business on September 5, 1997 as the record date for determining those shareholders who shall be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     We urge you to mark, sign, date and return the proxy enclosed with this notice at your earliest convenience. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.


                              By order of the board of directors

Dated at Whitefish, Montana
September 23, 1997            /s/ Sandra K. Unger

                              Sandra K. Unger
                              Corporate Secretary





                               WINTER SPORTS, INC.
                                 P. O. BOX 1400
                               WHITEFISH MT 59937

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 14, 1997

     The proxy accompanying this Proxy Statement is solicited by the board of directors of Winter Sports, Inc. (the `Company'') for use at the annual meeting of shareholders to be held on Tuesday, October 14, 1997 at 5:45 p.m. local time, in the Alpine Lodge Building, Big Mountain Ski Resort, and any adjournment thereof. All properly executed and returned proxies will be voted in accordance with the instructions specified there on. Unless otherwise directed, the proxy holders will vote the proxies as set forth in this Proxy Statement with respect to the election of directors. If other matters come before the meeting, it will be voted in accordance with the best judgment of the persons named as proxies.
A proxy is revocable at any time before it is exercised by notifying the secretary of the Company in writing at the address shown above.

     Shareholders who withhold or abstain from voting and broker non-votes are counted for purposes of achieving a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent to shareholders was September 23, 1997.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS
     The only voting securities of the Company are shares of common stock, of which there were 1,008,368 shares outstanding as of September 5, 1997. Each share is entitled to one vote, except that cumulative voting is permitted in the election of directors. Shareholders of record at the close of business on September 5, 1997 are entitled to notice of, and to vote at, the annual meeting.

     To the Company's knowledge, the following were the only beneficial owners of 5% or more of the outstanding common stock of the Company as of September 5, 1997. Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his or her name.

                                 Shares of              Percentage of
Name and Address                Common Stock          Shares Outstanding

Dennis L. Green
P. O. Box 22
Kalispell MT 59903                225,808 (1)                   22.4%

Richard A. Dasen and Susan D. Dasen
400 West Valley Drive
Kalispell MT 59901                223,593 (2)                   22.2%

Budget Finance
P. O. Box 22
Kalispell MT 59903                223,300 (1)(2)                22.1%

Jerome T. Broussard
P. O. Box 428
Whitefish MT 59937                 66,464                        6.6%

Michael J. Collins
P. O. Box 4026
Whitefish MT 59937                 67,810 (3)                    6.6%

Darrel R. Martin & Patricia E. Martin
1429 Highway 2 West
Kalispell MT 59901                 50,053                        5.0%

(1) Mr. Green owns 1,421 shares and shares investment and voting power with respect 738 shares held by a Trust of which Mr. Green is a Co-Trustee. Mr. Green also shares investment and voting power with respect to 223,300 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Also includes 349 shares held by a son.

(2) Mr. and Mrs. Dasen own 293 shares directly and share investment and voting power with respect to 223,300 shares owned by Budget Finance, a wholly owned subsidiary of Dasen Company. Mr. and Mrs. Dasen are the controlling shareholders of Dasen Company.

(3) Includes 24,000 shares subject to options granted to Mr. Collins pursuant to his employment agreement with the Company. See ``Compensation of Executive Officers - Employment Agreements.''


                             ELECTION OF DIRECTORS

     A board of directors consisting of nine directors will be elected at the annual meeting, and will hold office until the next annual meeting of the shareholders and until their successors are elected and qualified.

     In voting for directors, a shareholder is entitled to nine votes for each share of common stock held. A shareholder may cast votes evenly for all directors, may accumulate such votes and cast them all for one nominee or distribute votes among two or more nominees. Each director is elected by a plurality of the votes cast with respect to the election of such director. Any shares not voted (whether by abstention, broker non-vote or vote withheld) are not counted as votes cast for or against the nominees and will be excluded from the vote.

     The proxy which accompanies this Proxy Statement is solicited by management and provides for the following three methods of voting:

          1. If you check the box `FOR ALL NOMINEES'' your votes will be evenly distributed among the nominees listed below.
          2. If you check the box ``WITHHOLD VOTES FROM ALL NOMINEES'' your shares will not be voted in the election of directors; however, your shares will be counted toward a quorum and will be voted on any other business that may properly come before the meeting in the discretion of the proxy holders.
          3. If you check the box ``WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES''and strike out the name of one or more nominees, your votes will be evenly cast for remaining nominees. For example, if you own 100 shares and you check this box, striking out the names of two nominees, your 900 votes would be evenly distributed among the other seven nominees.

     If you wish to cast or accumulate your votes in a manner other than one of the three methods described above, you must attend the meeting in person or designate some other person to act as your proxy BY USE OF A WRITTEN PROXY OTHER THAN THE PROXY WHICH IS ENCLOSED WITH THIS PROXY STATEMENT.

     Pursuant to the Company's By-Laws, nominations for election to the board of directors may be made by the board of directors, by a nominating committee appointed by the board of directors for that purpose, or by any shareholder entitled to vote for the election of directors. Nominations other than those made by or on behalf of the board of directors are to be in writing and must be delivered or mailed to the president of the Company not less than fifteen (15) days, nor more than fifty (50) days, prior to the annual meeting of shareholders. In the event any of the nominees become unavailable for election for any presently unforeseen reason, the discretionary authority provided in the proxy will be exercised to vote for any alternate nominee who may be designated by the board of directors.

     The following table lists the names and ages of the nominees, the year in which each nominee first became a director of the Company, the nature and amount of their beneficial ownership of common stock and the nature and amount of beneficial ownership of common stock by all directors and executive officers as a group at September 5, 1997.


                                                  Amount & Nature
                                                  of Beneficial
                                     Director     Ownership as of    % of Shares
Name and Age   Positions & Offices    Since    September 5, 1997 (1) Outstanding
------------   -------------------    -----    --------------------- -----------


Charles R. Abell         Director      1992              13,804            1.4%
Age 58

Brian T.(Tim)Grattan     Director      1981              13,793            1.4%
Age 59

Dennis L. Green         Chairman of    1986             225,808 (2)       22.4%
Age 50                  the Board and
                        Director

C. Richard Hughes       Director       1997                 200              *
Age 54

Michael T. Jenson       Director       1995              19,822 (3)        2.0%
Age 49

Darrel R.(Bill)Martin   Director       1957              50,053            5.0%
Age 73

Michael J. Muldown      Director       1993               8,767              *
Age 52

Calvin S. Robinson      Director       1983                 691              *
Age 77

Paul D. Watson          Director       1989               7,970              *
Age 56

All directors and executive
officers as a group (13 persons)                        408,737 (4)       39.6%

*Less than 1%
(1) Except as otherwise specified, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his or her name.
(2) Mr. Green directly owns 1,421 shares and shares investment and voting power with respect to 223,300 shares which are owned by Budget Finance, a wholly-owned subsidiary of Dasen Company. Mr. Green is a stockholder, a director and president of Dasen Company and is president of Budget Finance. Mr. Green also shares investment and voting power with respect to 738 shares held by a Trust of which Mr. Green is Co-Trustee. Also includes 349 shares owned by a son.
(3)  Mr. Jenson shares voting power with respect to 19,754 shares held in a
Trust.
(4) Includes 24,000 shares subject to options granted to Mr. Collins pursuant to his employment agreement with the Company. See `Compensation of Executive Officers - Employment Agreements.''
_____________________________________________________________________________

     Charles R. Abell has been the manager of the Whitefish Credit Union, Whitefish, Montana since 1967. Mr. Abell also serves as a director of Big Mountain Development Corporation.
     Brian T.(Tim) Grattan has owned and managed a real estate development company in Whitefish, Montana since 1971, and is the developer and a general partner of Grouse Mountain Lodge in Whitefish. He is past chairman of the board of the Montana Chamber of Commerce, a director of Big Mountain Development Corporation, a director of Big Mountain Resort Association and general manager of Big Mountain Sewer District.
     Dennis L. Green has served as president of Dasen Company and Flathead County Title Company since 1986, and president and general manager of Budget Finance since 1975. He is president of Montana Consumer Finance Association, as well as a director and vice president of Big Mountain Development Corporation, and a director of Big Mountain Resort Association. Mr. Green is the past owner and president of Imperial Dry Cleaners, Inc. of Kalispell, Montana, past president of Evergreen Bancorporation and a former director of First National Bank of Whitefish and First National Bank of Eureka.
     C. Richard Hughes has been the owner of Mountainside Investments of Whitefish, Montana, since 1994. He was formerly with the investment firm, D.A. Davidson & Co. in Missoula, Montana, from 1974 until 1993.
     Michael T. Jenson has been the owner of the Whitefish Gallery and Jenson Studio in Whitefish, Montana, for 23 years. Mr. Jenson previously served as a member of the board of directors of Flathead Valley Community College, and is a past member of the Whitefish City/County Planning and Zoning Board.
     Darrel R.(Bill) Martin serves as president of Manions, a lease and rental company in Kalispell, Montana. He served as executive director of Flathead Convention and Visitors Association in the Flathead Valley from September, 1987 until August, 1993 and previously served as president and chairman of Winter Sports, Inc. He serves as a director of Glacier Bancorp, Inc., a bank holding company, and Glacier Bank, its operating bank subsidiary. Mr. Martin also serves as a director of Big Mountain Development Corporation.
     Michael J. Muldown has owned and managed the Allstate Insurance Agency in Whitefish, Montana since May, 1990. Mr. Muldown is a director and officer of the Outpost Bar, Inc. and is a Whitefish native, former ski patrolman and avid skier.
     Calvin S. Robinson is of counsel with the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, P.L.L.P. (formerly Murphy, Robinson, Heckathorn and Phillips, P.C.) of Kalispell, Montana. He was a partner of that firm from 1951 until 1990. Mr. Robinson is a Fellow of the American College of Trust and Estate Counsel and a member of the board of directors of Semitool, Inc. Mr. Robinson is a former member of the board of Montana Environmental Quality Council, the board of the Montana Chamber of Commerce, the Montana Board of Housing, the State Board of Education, Board of Regents and the Montana Revenue Estimating Council.
     Paul D. Watson was the owner and chief executive officer of Watson Medical Laboratories, Inc. of San Bernardino, California from 1972 until his retirement in August, 1996.

BOARD MEETINGS

     During the fiscal year ended May 31, 1997, the board of directors held 12 meetings. During their term in office all directors attended 75% or more of the total number of the meetings of the board of directors and all committees of the board of directors on which a director served, with the exception of Calvin S. Robinson, Paul D. Watson and W. E. Schreiber.

BOARD COMMITTEES

     The board of directors appointed an audit committee for fiscal year 1997, comprised of Charles Abell, Dennis Green, Brian T. Grattan, Paul D. Watson and
W. E. Schreiber until his resignation from the board in December, 1996. Michael
J. Collins, Thomas Cullen and Joann Gould also attended audit committee meetings. The audit committee held six meetings during the fiscal year ended May 31, 1997. Functions of the audit committee include annually recommending an independent auditor, and receiving and reviewing the reports submitted by them. The audit committee also determines the duties and responsibilities of the internal accounting staff, and receives and reviews reports submitted by the internal staff.

     The board of directors does not maintain a compensation committee. The board of directors and the president determine the compensation of employees of the Company.

     The board of directors appointed an incentive committee, comprised of Dennis Green, Darrel R. Martin, Michael Muldown, Calvin Robinson and W. E. Schreiber on October 9, 1996. Following Mr. Schreiber's resignation from the board in December, 1996, Brian T. Grattan was appointed to this committee in May, 1997. The incentive committee held three meetings during the fiscal year ended May 31, 1997.

     The board of directors appointed an executive committee, comprised of Dennis Green, Michael Jenson, Darrel R. Martin and Brian T. Grattan on October 9, 1996. No meetings were held by the executive committee during the fiscal year ended May 31, 1997.

     The board of directors does not maintain a nominating committee. Shareholders may submit nominations for the board of directors by making such nominations in writing to be delivered or mailed to the president of the Company, not less than fifteen (15) days nor more than fifty (50) days prior to the annual meeting of shareholders.

DIRECTORS COMPENSATION

     Directors who are not employees of the Company received an annual fee of $6,500 during the fiscal year 1997. Directors are paid on a pro rata basis for the months they serve as a director of the Company during each fiscal year.

                               EXECUTIVE OFFICERS

     Michael J. Collins, age 45, was appointed president and chief executive officer of the Company in August, 1988. Mr. Collins was formerly employed in the planning and construction of the Nakiska Ski Area, Calgary, Alberta, as well as serving as venue manager of operations during the 1988 Winter Olympics. Prior to Calgary, Mr. Collins worked for the Aspen Ski Corporation as an area planner and construction manager. Mr. Collins currently serves on the board of the Flathead Convention and Visitors Association. Mr. Collins also serves as president of Big Mountain Water Company, president of Big Mountain Sewer District, vice president of the Big Mountain Resort Association and is president and chairman of the board of Big Mountain Development Corporation. From 1992 until 1994 Mr. Collins was on the Advisory Council for the Federal Reserve Bank, Ninth District in Minneapolis, Minnesota.

     Thomas E. Cullen, age 38, was elected treasurer of the Company in October, 1996. Mr. Cullen had previously served as manager of finance and development for Winter Sports, Inc. and real estate accountant for Big Mountain Development Corporation. Mr. Cullen also serves as treasurer of Big Mountain Development Corporation, treasurer of Big Mountain Resort Reservations, secretary-treasurer of Big Mountain Water Company and is a member of the board of Kintla Owners Association. From 1989 until 1993, Mr. Cullen served as the controller for Applied Information Services, Inc. of Whitefish, Montana, an electronic publishing company.

     Joann M. Gould, age 39, was appointed controller of the company in October, 1996, and is manager of General Accounting. She served as staff accountant from 1989 until 1994. From 1987 until 1989 Ms. Gould was employed as a senior internal auditor for Western Farm Credit Banks of Sacramento, California. Prior to that, Ms. Gould was employed by the Western Montana Production Credit Association in Missoula, Montana. Ms. Gould has been treasurer and secretary of Summit House Restaurant & Bar, Inc. since 1993 and is a member of the board of Kintla Lodge Owners Association. She is a 1983 graduate of the University of Montana and is a member of the American Institute of CPA's, the Montana Society of CPA's, Institute of Internal Auditors as well as a member and past secretary of the Sacramento chapter of the Institute of Management Accountants.

     Sandra K. Unger, age 56, was appointed corporate secretary in October, 1996, and is manager of corporate administration. She served as assistant corporate secretary from 1985 until 1996 and has been an employee of The Big Mountain since 1962. Mrs. Unger is a director and secretary of Summit House Restaurant & Bar, Inc., a member of the board of directors of the Whitefish Credit Union, and previously served as secretary of Big Mountain Sewer District. Mrs. Unger is the sister-in-law of Paul D. Watson, a director of the Company.

     All officers are elected at the annual meeting of the board of directors immediately following the annual meeting of shareholders and serve at the pleasure of the board of directors. However, the Company has entered into employment agreements with Mr. Collins, which are described under ``Compensation of Executive Officers - Employee Agreements''below.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to one of the Company's executive officers. No other executive officers serving at the end of fiscal year 1997 received compensation exceeding $100,000.


                           SUMMARY COMPENSATION TABLE
                                                         long-term
                                                      Compensation Awards
                                        Annual
    Name and              Fiscal     Compensation        Options (in
Principal Position         Year      Salary ($)(1)        Shares)(2)
------------------         ----      -------------        ----------


Michael J. Collins         1997       $103,606                -0-
 President and Chief       1996       $102,248               6,000
 Executive Officer         1995       $ 94,840               6,000


(1) Includes amounts paid pursuant to the Company's 401-K Retirement Plan.
(2) Options to purchase shares of common stock pursuant to prior Employment Agreements.

EMPLOYMENT AGREEMENTS

Michael J. Collins
     The Company entered into an employment agreement effective August 1, 1992 with Michael J. Collins for a term of employment ending on July 1, 1996, pursuant to which he served as the Company's president and general manager. In addition to providing for an annual salary, the employment agreement provided for stock options and performance based bonus share arrangements.
     If Mr. Collins remained employed on each anniversary date of the employment agreement, then commencing July 31, 1993, he received options each year to purchase 6,000 shares of common stock at an exercise price of $14.00 per share for the first annual options, and increasing $1.00 per share in each of the subsequent three years. The options have five year terms.
     Mr. Collins was also entitled to a bonus payable in common stock based upon the Company's performance during the immediately preceding fiscal year. The performance criteria for awarding bonus shares is determined by a complex formula based upon skier visits and the Company's income before taxes in each fiscal year. No bonus shares were awarded for fiscal years 1996, 1995 and 1994.
     The Company entered into an employment agreement effective August 1, 1996 with Michael J. Collins for a term of employment ending on July 31, 2000, pursuant to which he continues to serve as the Company's president and general
manager.   In addition to providing for an annual salary, the employment agreement provides for a performance based cash bonus. The Company may terminate his agreement and is required to pay six months salary in the event of termination.
     Mr. Collins' bonus is payable in cash and is based upon the Company's performance during the immediately preceding fiscal year. The performance criteria for awarding a bonus is determined by a formula based upon the Company's income before taxes in each fiscal year. No cash bonus was awarded for fiscal year ended May 31, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a building space lease and management agreement with Summit House Restaurant & Bar, Inc. for operation of the lounge area in the Summit House building located at The Big Mountain. Sandra K. Unger and Joann M. Gould, officers of the Company, serve as directors and officers of Summit House Restaurant & Bar, Inc.

     The Company has a building space lease and management agreement with Outpost Bar, Inc. for operation of the lounge area in the Outpost Building located at The Big Mountain. Michael J. Muldown, a director of the Company, serves as a director and officer of Outpost Bar, Inc.

              SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (``SEC'') initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or advice that no filings were required, during the last fiscal year all officers, directors and greater than 10% beneficial owners have complied with the Section 16(a) filing requirements with the exception of one late filing with respect to one transaction each for Sandra K. Unger, Thomas
E. Cullen and Joann M. Gould, which should have been filed on October 19, 1996 and were filed on November 13, 1996.

                              INDEPENDENT AUDITORS

     The Company's Board of Directors appointed Jordahl & Sliter, CPAs, to serve as the Company's independent public accountants for the fiscal year ended May 31, 1997. Jordahl & Sliter has served since 1980 in that capacity. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's board of directors of Jordahl & Sliter to serve as the Company's independent public accounts for the current fiscal year. A majority vote is required for ratification. If the Shareholders do not ratify the selection of Jordahl & Sliter, it will not preclude the Board of Directors from retaining them to serve as the Company's independent public accountants for the current fiscal year. The firm audited the Company's financial statements for fiscal year 1997 and are expected to be present at the annual meeting of shareholders. They will have an opportunity to make a statement if they desire, and to respond to appropriate questions.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management knows of no other business to be presented at the meeting. However, if any other matters properly come before the meeting, it is the intention of the proxy holders to vote or refrain from voting in their discretion.

                                 ANNUAL REPORT

     The Company's Annual Report for the fiscal year ended May 31, 1997, including audited financial statements, is being distributed with this Proxy Statement. Shareholders not receiving a copy of the 1997 Annual Report may obtain one by writing or calling Sandra Unger, Secretary of Winter Sports, Inc.,
P. O. Box 1400, Whitefish, MT 59937.  Telephone (406) 862-1900.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholders wishing to submit proposals for inclusion in the Company's Proxy Statement for the 1998 annual meeting of shareholders must submit such proposals so as to be received by the Company at The Big Mountain Ski Resort, P.
O. Box 1400, Whitefish, Montana 59937, on or before May 4, 1998.

                          PROXY SOLICITATION EXPENSES

     The cost of soliciting proxies, including the cost of preparing and mailing proxy materials, will be borne by the Company. The solicitation of the proxies will be made by mail, and may be made by the officers, directors or other employees of the Company without special compensation. Brokers, custodian and other similar persons will be reimbursed for reasonable expenses incurred in sending proxy materials to beneficial owners of the Company's common stock.

                                    GENERAL

     It is important that all proxies be forwarded promptly in order that a quorum may be present at the meeting. Whether or not you contemplate attending the meeting in person, we urge you to sign, date and mail the accompanying proxy AT YOUR EARLIEST CONVENIENCE. If you attend the meeting, you may, if you so desire, revoke your proxy and vote in person.


                              By order of the Board of Directors


Dated at Whitefish, Montana   /s/ Sandra K. Unger
September 23, 1997
                              Sandra K. Unger
                              Corporate Secretary



                              WINTER SPORTS, INC.
                                 P. O. BOX 1400
                            WHITEFISH, MONTANA 59937

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoint Darrel R. Martin, Calvin S. Robinson and Brian T. Grattan, and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of Winter Sports, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held October 14, 1997, and at any adjournment thereof. The undersigned directs that this proxy be voted as follows:

1.   Election of Directors (check only one box):

     [  ] FOR ALL NOMINEES listed below

     [  ] WITHHOLD VOTES FROM ALL NOMINEES

     [ ] WITHHOLD VOTES FROM ONE OR MORE INDIVIDUAL NOMINEES. Cross out or strike out the name(s) of the nominee(s) you do not want to vote for. Your votes will be evenly distributed among the other nominees.

     Nominees:      Charles R. Abell              Darrel R. (Bill Martin)
                    Brian T. Grattan              Michael J. Muldown
                    Dennis L. Green               Calvin S. Robinson
                    C. Richard Hughes             Paul D. Watson
                    Michael T. Jenson

If no specification is made, a vote for all nominees will be entered and will be evenly distributed among such nominees. IF YOU WISH TO CAST OR ACCUMULATE YOUR VOTES IN A MANNER NOT PROVIDED FOR ON THIS PROXY, YOU MUST ATTEND THE MEETING IN PERSON OR APPOINT SOME OTHER PERSON TO ACT AS YOUR PROXY BY USE OF A WRITTEN PROXY OTHER THAN THIS PROXY.

2. At their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

     The undersigned ratifies all that said proxies or their substitutes may lawfully do by virtue thereof. The undersigned hereby revokes any proxy or proxies heretofore given for such shares.

                                        Date:                         , 1997
                                             =========================

                                        Signature
                                        Signature if held jointly

IMPORTANT: Please date and sign your name exactly as it appears on this Proxy. If stock is held jointly, both persons should sign. Persons signing in a representative capacity should give their title.
                PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY